UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 28, 2003

Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, California 95110-1382

(Address of principal executive offices)

(408) 944-4000

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Filed as exhibit 99.1 hereto is the registrant’s press release, dated July 24, 2003, announcing that the registrant intends to offer approximately $175 million aggregate principal amount (excluding any option for the initial purchasers to the offering to purchase additional Notes (as defined below)) of convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Filed as exhibit 99.2 hereto is the registrant’s press release, dated July 25, 2003, announcing that the registrant priced its offering of $160 million aggregate principal amount of the Notes (excluding the option for the initial purchasers to the offering to purchase an additional $24 million aggregate principal amount of Notes) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description
99.1	Press release of Quantum Corporation dated July 24, 2003
99.2	Press release of Quantum Corporation dated July 25, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: July 28, 2003	By:	/S/ MICHAEL J. LAMBERT

	Name: Title:	Michael J. Lambert Executive Vice President Finance, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release of Quantum Corporation dated July 24, 2003

99.2	Press Release of Quantum Corporation dated July 25, 2003